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                                                                   EXHIBIT 10(n)
[BANK ONE LOGO]

                                                                CREDIT AGREEMENT

This agreement between Bank One, NA, with its main office in Chicago, IL, and its successors and assigns, (the "Bank"), whose address is 1717 Main Street, Dallas, TX 75201, and Interphase Corporation (the "Borrower"), whose address is 13800 Senlac, Dallas, TX 75234.

1.       CREDIT FACILITIES.

         1.1 SCOPE. This agreement governs Facility A, and, unless otherwise agreed to in writing by the Bank and the Borrower or prohibited by applicable law, governs the Liabilities.

         1.2 FACILITY A (LINE OF CREDIT). The Bank has approved a credit facility to the Borrower in the principal sum not to exceed $5,000,000.00 in the aggregate at any one time outstanding ("Facility A"). Credit under Facility A shall be available to Borrower from the date of this agreement until June 30, 2003 and shall be repayable as set forth in one or more Line of Credit Notes and any renewals, modifications or extensions thereof, one Line of Credit Note in the face amount of $3,500,000.00 to be executed concurrently with this agreement, and others to be executed concurrently when amounts are to be borrowed under the credit facility which, together with the aggregate unpaid principal balances of other then existing Line of Credit Notes, exceed the face amount of all such then existing Line of Credit Notes; provided, however, that (i) the maximum amount which may at any time be outstanding under this credit facility shall not exceed $5,000,000.00, (ii) no Line of Credit Note shall be in a stated principal amount of less than $200,000.00, (iii) each Line of Credit Note shall be in substantially the form as Exhibit "A" attached to this agreement, and (iv) each Line of Credit Note must be secured by the assignment to Bank of a certificate of deposit contemporaneously issued by Bank in the principal amount of the stated principal amount of such promissory note, such assignment to be in form and substance satisfactory to Bank. The maturity date of each of the Line of Credit Notes shall be June 30, 2003.

         1.3 NON USAGE FEE. The Borrower shall pay to the Bank a non-usage fee (the "Non-usage Fee") with respect to each calendar quarter during the term of Facility A, based on the unused amount of Facility A. The Non-usage Fee shall be an amount equal to A x (B - C) x (D/E), where A equals 0.375%; B equals the maximum amount of Facility A; C equals the average daily outstanding principal balance of Facility A during the calendar quarter; D equals the actual number of days elapsed during the calendar quarter; and E equals 360. Each Non-usage Fee shall be due and payable to the Bank quarterly, in arrears, within fifteen (15) days after Borrower's receipt of an invoice for the Non-usage Fee from the Bank.

2. DEFINITIONS. As used in this agreement, the following terms have the following respective meanings:

         2.1 "CREDIT FACILITIES" means all extensions of credit from the Bank to the Borrower, now existing or hereafter arising, described in Section 1.

         2.2 "LIABILITIES" means all obligations, indebtedness and liabilities of the Borrower to any one or more of the Bank, BANK ONE CORPORATION, and any of their subsidiaries, affiliates or successors, now existing or later arising, including, without limitation, all loans, advances, interest, costs, overdraft indebtedness, credit card indebtedness, lease obligations, or obligations relating to any Rate Management Transaction, all monetary obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, and all renewals, extensions, modifications, consolidations or substitutions of any of the foregoing, whether the Borrower may be liable jointly with others or individually liable as a debtor, maker, co-maker, drawer, endorser, guarantor, surety or otherwise, and whether voluntarily or involuntarily incurred, due or not due, absolute or contingent, direct or indirect, liquidated or unliquidated. The term "Rate Management Transaction" in this agreement means any transaction (including an agreement with respect thereto) now existing or hereafter entered into among the Borrower, the Bank or BANK ONE CORPORATION, or any of its subsidiaries or affiliates or their successors, which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.


         2.3      "NOTES" means the Line of Credit Note(s) described in
                  Section 1.

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         2.4      "AFFILIATE" means any person, corporation or other entity
                  directly or indirectly controlling, controlled by or under common control with the Borrower and any director or officer of the Borrower or any subsidiary of the Borrower.

         2.5 "INTANGIBLE ASSETS" means the aggregate amount of all assets classified as intangible assets under generally accepted accounting principles, including, without limitation, goodwill, trademarks, patents, copyrights, organization expenses, franchises, licenses, trade names, brand names, mailing lists, catalogs, excess of cost over book value of assets acquired, and bond discount and underwriting expenses.

         2.6 "TANGIBLE NET WORTH" means total assets less the sum of Intangible Assets, and total liabilities.

         2.7 CONDITIONS PRECEDENT TO INITIAL EXTENSION OF CREDIT. Before the first extension of credit governed by this agreement. whether by disbursement of a loan, issuance of a letter of credit, or otherwise, the Borrower shall deliver to the Bank, in form and substance satisfactory to the Bank:

                  A. LOAN DOCUMENTS. The Notes, and as applicable, the letter of credit applications, the security agreements, the pledge agreements, financing statements, mortgages or deeds of trust, the guaranties, the subordination agreements, and any other loan documents which the Bank may reasonably require to give effect to the transactions described in this agreement;

                  B. EVIDENCE OF DUE ORGANIZATION AND GOOD STANDING. Evidence, satisfactory to the Bank, of the due organization and good standing of the Borrower and every other business entity that is a party to this agreement or any other loan document required by this agreement; and

                  C. EVIDENCE OF AUTHORITY TO ENTER INTO LOAN DOCUMENTS. Evidence that (i) each party to this agreement and any other loan document required by this agreement is authorized to enter into the transactions described in this agreement and the other loan documents, and
                           (ii) the person signing on behalf of each such party is authorized to do.

         2.8 CONDITIONS PRECEDENT TO EACH EXTENSION OF CREDIT. Before any extension of credit governed by this agreement, whether by disbursement of a loan, issuance of a letter of credit or otherwise, the following conditions must be satisfied:

                  A. REPRESENTATIONS. The representations of the Borrower are true on and as of the date of the extension of credit;

                  B. NO EVENT OF DEFAULT. No default has occurred in any provision of this agreement and is continuing or would result from the extension of credit, and no event has occurred which would constitute the occurrence of any default but for the lapse of time until the end of any grace or cure period; and

                  C. ADDITIONAL APPROVALS, OPINIONS, AND DOCUMENTS. The Bank has received any other approvals, opinions and documents as it may reasonably request.

3.       AFFIRMATIVE COVENANTS. The Borrower shall:

         3.1 INSURANCE. Maintain insurance with financially sound and reputable insurers covering its properties and business against those casualties and contingencies and in the types and amounts as are in accordance with sound business and industry practices.

         3.2 EXISTENCE. Maintain its existence and business operations as presently in effect in accordance with all applicable laws and regulations, pay its debts and obligations when due under normal terms, and pay on or before their due date, all taxes, assessments, fees and other governmental monetary obligations, except as they may be contested in good faith if they have been properly reflected on its books and, at the Banks request, adequate finds or security has been pledged to insure payment.

         3.3 FINANCIAL RECORDS. Maintain proper books and records of account, in accordance with generally accepted accounting principles, and consistent with financial statements previously submitted to the Bank.

         3.4 INSPECTION. Permit the Bank to inspect the Borrower's business operations and sites, and copy the Borrower's business records at such times and at such intervals as the Bank may reasonably require, and to discuss the Borrower's business, operations and financial condition with the Borrower's officers and accountants.

         3.5 FINANCIAL REPORTS. Furnish to the Bank whatever information, books and records the Bank may reasonably request, including at a minimum:


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                  A.       Within one hundred and twenty (120) days after and as
                  of the end of each of its fiscal years, a detailed financial statement including a balance sheet and statements of income, cash flow and retained earnings, such financial statement, to be audited by an independent certified public accountant of recognized standing acceptable to the Bank in the Bank's sole discretion.

                  Via either the EDGAR System or its Home Page, within forty-five (45) days after the filing of its Quarterly Report on Form 10-Q for the fiscal quarter then ended with the Securities and Exchange Commission, but no event later than forty-five (45) days after the end of such fiscal quarter, copies of the financial statements for such fiscal quarter as contained in such Quarterly Report on Form 10-Q, and, as soon as it shall become available, a quarterly report to shareholders of the Borrower for the fiscal quarter than ended.

                  Via either the EDGAR System or its Home Page, promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any subsidiary with the Securities and Exchange Commission or any governmental authority succeeding to any or all of the functions of said Commission.

                  If for any reason the EDGAR System and/or its Home Page are not available to the Borrower as is required for making available the financial statements or reports referred to above, the Borrower shall then furnish a copy of such financial statements or reports to the Bank.

                  For the purposes of this section, "EDGAR System" means the Electronic Data Gathering Analysis and Retrieval System owned and operated by the United States Securities and Exchange Commission or any replacement system, and "Home Page" means the Borrower's corporate home page on the World Wide Web accessible through the Internet via the universal resource locator (URL) identified as "www.interphase.com" or such other universal resource locator that the Borrower shall designate in writing to the Bank as its corporate home page on the World Wide Web.

         3.6 NOTICES OF CLAIMS, LITIGATION, DEFAULTS, ETC. Promptly inform the Bank in writing of (1) all existing and all threatened litigation, claims, investigations, administrative proceedings and similar actions affecting the Borrower which could materially affect the financial condition of the Borrower; (2) the occurrence of any event which gives rise to the Bank's option to terminate the Credit Facilities; (3) the institution of steps by the Borrower to withdraw from, or the institution of any steps to terminate, any employee benefit plan as to which the Borrower may have liability; (4) any additions to or changes in the locations of the Borrower's businesses; and (5) any alleged breach of any provision of this agreement or of any other agreement related to the Credit Facilities by the Bank.

         3.7 ADDITIONAL INFORMATION. Furnish such additional information and statements, as the Bank may request, from time to time.

         3.8 INSURANCE REPORTS. Furnish to the Bank, upon request of the Bank, reports on each existing insurance policy showing such information as the Bank may reasonably request.

         3.9 OTHER AGREEMENTS. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between the Borrower and any other party.

         3.10 TITLE TO ASSETS AND PROPERTY. Maintain good and marketable title to all of the Borrower's assets and properties.

         3.11 ADDITIONAL ASSURANCES. Make, execute and deliver to the Bank such other agreements as the Bank may reasonably request to evidence the Credit Facilities and to perfect any security interests.

         3.12 EMPLOYEE BENEFIT PLANS. Maintain each employee benefit plan as to which the Borrower may have any liability, in compliance with all applicable requirements of law and regulations.

         3.13 COMPLIANCE CERTIFICATES. Simultaneously with the furnishing of its quarterly financial statements and its annual financial statements, provide the Bank with a certificate executed by the Borrower's chief financial officer, or other officer or a person acceptable to the Bank, certifying that, as of the date of the certificate, no default exists under any provision of this agreement.

         3.14 NOTICE OF INDEBTEDNESS. Promptly inform Bank of the creation, incurrence or assumption by Borrower of any actual or contingent liabilities not permitted under this Loan Agreement.


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4.       NEGATIVE COVENANTS.

         4.1 Unless otherwise noted, the financial requirements set forth in this section will be computed in accordance with generally accepted accounting principles applied on a basis consistent with financial statements previously submitted by the Borrower to the Bank.

         4.2 Without the written consent of the Bank, the Borrower will not:

                  A. GUARANTIES. Guarantee or otherwise become or remain secondarily liable on the undertaking of another, except for endorsement of drafts for deposit and collection in the ordinary course of business.

                  B. LIENS. Create or permit to exist any lien on any of its property, real or personal, except: existing liens known to the Bank; liens to the Bank; liens incurred in the ordinary course of business securing current non-delinquent liabilities for taxes, worker's compensation, unemployment insurance, social security and pension liabilities; and liens created under 4.2(G) below for purchase money loans.

                  C. USE OF PROCEEDS. Use, or permit any proceeds of the Credit Facilities to be used, directly or indirectly, for the purpose of "purchasing or carrying any margin stock" within the meaning of Federal Reserve Board Regulation U. At the Bank's request, the Borrower will furnish a completed Federal Reserve Board Form U-1.

                  D. LIMITATION ON NEGATIVE PLEDGE CLAUSES. Enter into any agreement with any person other than the Bank which prohibits or limits the ability of the Borrower or any of its subsidiaries to create or permit to exist any lien on any of its property, assets or revenues, whether now owned or hereafter acquired.

                  E. CONFLICTING AGREEMENTS. Enter into any agreement containing any provision which would be violated or breached by the performance of the Borrower's obligations under this agreement.

                  F. TANGIBLE NET WORTH. Permit as of each fiscal quarter end, its Tangible Net Worth to be less than $19,000,000.00.

                  G. INDEBTEDNESS. Create, incur or assume additional indebtedness for borrowed money, including capital leases, or guaranty any indebtedness owing by others, other than (A) current unsecured trade debt incurred in the ordinary course of business, (B) indebtedness owing to the Bank, (C) borrowings outstanding as of the date hereof and disclosed to the Bank in writing, (D) purchase money loans from others of up to $500,000.00 in the aggregate at any time, and (E) borrowings from others that do not exceed $500,000.00 in the aggregate at any time and any borrowings otherwise approved by the Bank in writing.

5. REPRESENTATIONS BY THE BORROWER. Each Borrower represents that: (a) the execution and delivery of this agreement and the Notes, and the performance of the obligations they impose, do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or other third party,
         (b) this agreement and the Notes are valid and binding agreements, enforceable according to their terms, (c) all balance sheets, profit and loss statements, and other financial statements and other information furnished to the Bank in connection with the Liabilities are, to the best of our knowledge, accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates, (d) no litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against the Borrower is pending or threatened, and no other event has occurred which may in any one case or in the aggregate materially adversely affect the Borrower's financial condition and properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by the Bank in writing,
         (e) all of the Borrower's tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental changes have been paid in full, except those presently being contested by the Borrower in good faith and for which adequate reserves have been provided, (f) the Borrower is not a "holding company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended,
         (g) the Borrower is not a "holding company", or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, (h) there are no defenses or counterclaims, offsets or adverse claims, demands or actions of any kind, personal or otherwise, that the Borrower could assert with respect to this agreement or the Credit Facilities, (i) the Borrower owns, or is licensed to use, all trademarks, trade names, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted, and (j) no part of the proceeds of the Credit Facilities will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System of the United States (the "Board") as now and from time to time hereafter in effect or for any purpose which violates the provisions of any regulations of the Board. Each Borrower, other than a natural person, further represents that: (a) it is duly organized, existing and in good standing pursuant to the laws under which it is


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         organized, and (b) the execution and delivery of this agreement and the
         Notes and the performance of the obligations they impose (i) are within its powers, (ii) have been duly authorized by all necessary action of its governing body, and (iii) do not contravene the terms of its articles of incorporation or organization, its by-laws, or any partnership, operating or other agreement governing its affairs.

6. DEFAULT/REMEDIES. If any of the Credit Facilities are not paid at maturity, whether by acceleration or otherwise, or if a default by anyone occurs under the terms of this agreement, the Notes or any agreement related to the Credit Facilities, then the Bank shall have all of the rights and remedies provided by any law or agreement.

7.       MISCELLANEOUS.

         7.1 NOTICE. Any notices and demands under or related to this document shall be in writing and delivered to the intended party at its address stated herein, and if to the Bank, at its main office if no other address of the Bank is specified herein, by one of the following means: (a) by hand, (b) by a nationally recognized overnight courier service, or (c) by certified mail, postage prepaid, with return receipt requested. Notice shall be deemed given: (a) upon receipt if delivered by hand, (b) on the Delivery Day after the day of deposit with a nationally recognized courier service, or (c) on the third Delivery Day after the notice is deposited in the mail. "Delivery Day" means a day other than a Saturday, a Sunday or any other day on which national banking associations are authorized to be closed. Any party may change its address for purposes of the receipt of notices and demands by giving notice of such change in the manner provided in this provision.

         7.2 NO WAIVER. No delay on the part of the Bank in the exercise of any right or remedy waives that right or remedy. No single or partial exercise by the Bank of any right or remedy precludes any other future exercise of it or the exercise of any other right or remedy. No waiver or indulgence by the Bank of any default is effective unless it is in writing and signed by the Bank, nor shall a waiver on one occasion bar or waive that right on any future occasion.

         7.3 INTEGRATION. This agreement, the Notes, and any agreement related to the Credit Facilities embody the entire agreement and understanding between the Borrower and the Bank and supersede all prior agreements and understandings relating to their subject matter. If any one or more of the obligations of the Borrower under this agreement or the Notes is invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrower shall not in any way be affected or impaired, and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrower under this agreement or the Notes in any other jurisdiction.

         7.4 JOINT AND SEVERAL LIABILITY. Each Borrower, if more than one, is jointly and severally liable.

         7.5 GOVERNING LAW AND VENUE. This agreement is delivered in the State of Texas and governed by Texas law (without giving effect to its laws of conflicts). The Borrower agrees that any legal action or proceeding with respect to any of its obligations under this agreement may be brought by the Bank in any state or federal court located in the State of Texas, as the Bank in its sole discretion may elect. By the execution and delivery of this agreement, the Borrower submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Borrower waives any claim that the State of Texas is not a convenient forum or the proper venue for any such suit, action or proceeding.

         7.6 CAPTIONS. Section headings are for convenience of reference only and do not affect the interpretation of this agreement.

         7.7 SUBSIDIARIES AND AFFILIATES OF THE BORROWER. To the extent the context of any provisions of this agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word "Borrower" as used in this agreement shall include all of the Borrower's subsidiaries and affiliates. Notwithstanding the foregoing, however, under no circumstances shall this agreement be construed to require the Bank to make any loan or other financial accommodation to any of the Borrower's subsidiaries or affiliates.

         7.8 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Borrower understands and agrees that in extending the Credit Facilities, the Bank is relying on all representations, warranties, and covenants made by the Borrower in this agreement or in any certificate or other instrument delivered by the Borrower to the Bank under this agreement. The Borrower further agrees that regardless of any investigation made by the Bank, all such representations, warranties and covenants will survive the making of the Credit Facilities and delivery to the Bank of this agreement, shall be continuing in nature, and shall remain in full force and effect until such time as the Borrower's indebtedness to the Bank shall be paid in full.


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         7.9      NON-LIABILITY OF THE BANK. The relationship between the
                  Borrower and the Bank created by this agreement is strictly a debtor and creditor relationship and not fiduciary in nature, nor is the relationship to be construed as creating any partnership or joint venture between the Bank and the Borrower. The Borrower is exercising the Borrower's own judgment with respect to the Borrower's business. All information supplied to the Bank is for the Bank's protection only and no other party is entitled to rely on such information. There is no duty for Bank to review, inspect, supervise or inform the Borrower of any matter with respect to the Borrower's business. The Bank and the Borrower intend that the Bank may reasonably rely on all information supplied by the Borrower to the Bank, together with all representations and warranties given by the Borrower to the Bank, without investigation or confirmation by the Bank and that any investigation or failure to investigate will not diminish the Bank's right to so rely.

         7.10 INDEMNIFICATION OF THE BANK. The Borrower agrees to indemnify, defend and hold the Bank and BANK ONE CORPORATION, or any of its subsidiaries or affiliates or their successors, and each of their respective shareholders, directors, officers, employees and agents (collectively, the "Indemnified Persons") harmless from any and all obligations, claims, liabilities, losses, damages, penalties, fines, forfeitures, actions, judgments, suits, costs, expenses and disbursements of any kind or nature (including, without limitation, any Indemnified Person's attorneys' fees) (collectively, the "Claims") which may be imposed upon, incurred by or assessed against any Indemnified Person (whether or not caused by any Indemnified Person's sole, concurrent, or contributory negligence) arising out of or relating to this agreement; the exercise of the rights and remedies granted under this agreement (including, without limitation, the enforcement of this agreement and the defense of any Indemnified Person's action or inaction in connection with this agreement); and in connection with the Borrower's failure to perform all of the Borrower's obligations under this agreement, except to the limited extent that the Claims against any such Indemnified Person are proximately caused by such Indemnified Person's willful misconduct. The indemnification provided for in this section shall survive the termination of this agreement and shall extend to and continue to benefit each individual or entity who is or has at any time been an Indemnified Person.

                  The Borrower's indemnity obligations under this section shall not in any way be affected by the presence or absence of covering insurance, or by the amount of such insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under any insurance policy or policies affecting the Borrower's assets or the Borrower's business activities. Should any Claim be made or brought against any Indemnified Person by reason of any event as to which the Borrower's indemnification obligations apply, then, upon any Indemnified Person's demand, the Borrower, at its sole cost and expense, shall defend such Claim in the Borrower's name, if necessary, by the attorneys for the Borrower's insurance carrier (if such Claim is covered by insurance), or otherwise by such attorneys as any Indemnified Person shall approve. Any Indemnified Person may also engage its own attorneys at its reasonable discretion to defend the Borrower and to assist in its defense and the Borrower agrees to pay the fees and disbursements of such attorneys.

                  WITHOUT LIMITATION OF THE FOREGOING, IT IS THE INTENTION OF BORROWER AND BORROWER AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO CLAIMS, OBLIGATIONS, DAMAGES, LOSSES, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES), DEMANDS, LIABILITIES, PENALTIES, FINES AND FORFEITURES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PERSON.

         7.11 COUNTERPARTS. This agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same agreement.

         7.12 SOLE DISCRETION OF THE BANK. Whenever the Bank's consent or approval is required under this agreement, the decision as to whether or not to consent or approve shall be in the sole and exclusive discretion of the Bank and the Bank's decision shall be final and conclusive.

         7.13 ADVICE OF COUNSEL. The Borrower acknowledges that it has been advised by counsel, or had the opportunity to be advised by counsel, in the negotiation, execution and delivery of this agreement and any documents executed and delivered in connection with the Credit Facilities.

         7.14 RECOVERY OF ADDITIONAL COSTS. If the imposition of or any change in any law, rule, regulation, or guideline, or the interpretation or application of any thereof by any court or administrative or governmental authority (including any request or policy not having the force of law) shall impose, modify, or make applicable any taxes (except federal, state, or local income or franchise taxes imposed on the Bank), reserve requirements, capital adequacy requirements, or other obligations which would (A) increase the cost to the Bank for extending or maintaining the Credit Facilities, (B) reduce the amounts payable to the Bank under the Credit Facilities, or
                  (C) reduce the rate of return on the Bank's capital as a consequence of the Bank's obligations with respect to the Credit Facilities, then the Borrower agrees to pay the Bank such additional amounts as will compensate the Bank therefor, within five (5) days after the Bank's written demand for such payment. The Bank's demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by the Borrower, which explanation and calculations shall be conclusive in the absence of manifest error.

         7.15 CONFLICTING TERMS. If this agreement is inconsistent with any provision in any agreement related to the Credit Facilities, the Bank shall determine, in the Bank's sole and absolute discretion, which of the provisions shall control any such inconsistency.

         7.16 EXPENSES. The Borrower agrees to pay or reimburse the Bank for all its out-of-pocket costs and expenses and reasonable attorneys fees incurred in connection with the enforcement or preservation of any rights under, this agreement, any amendment, supplement, or modification thereto, and any other documents prepared in connection herewith or therewith. These costs and expenses include without limitation any costs or expenses incurred by the Bank in any bankruptcy, reorganization, insolvency or other similar proceeding.

8. WAIVER OF SPECIAL DAMAGES. THE BORROWER WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE UNDERSIGNED MAY HAVE TO CLAIM OR RECOVER FROM THE BANK IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

9. JURY WAIVER. THE BORROWER AND THE BANK HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN THE BORROWER AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN.


Executed by the parties as of:
                               -------------------------------

ADDRESS(ES) FOR NOTICES:               BORROWER:

13800 Senlac                           Interphase Corporation
Dallas ,TX 75234

Attn:                                  By: /s/ STEVE KOVAC
      ----------------------------         -------------------------------------

                                           Steve Kovac                      CFO
      ----------------------------         ------------------------------------
                                           Printed Name                   Title

ADDRESS FOR NOTICES:                   BANK:

1717 Main Street                       Bank One, NA, with its main office in
Dallas, TX 75201                       Chicago, IL

Attn: Burton French                    By: /s/ BURTON FRENCH
      ----------------------------         -------------------------------------
                                           Burton French        First Vice Pres.
                                           -------------------------------------
                                           Printed Name                    Title

[BANK ONE LOGO]
                                                             LINE OF CREDIT NOTE

                                                                   $3,500,000.00
DUE: JUNE 30, 2003                                         DATE: OCTOBER 9, 2001


PROMISE TO PAY. On or before June 30, 2003, for value received, the undersigned (the "Borrower") promises to pay to Bank One, NA, with its main office in Chicago, IL, whose address is 1717 Main Street, Dallas, TX 75201 (the "Bank") or order, in lawful money of the United States of America, the sum of Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00) or such lesser sum as is indicated on Bank records, plus interest computed on the basis of the actual number of days elapsed in a year of 360 days at the rate of 1.00% per annum above the CD Rate (the "Note Rate"), and at the rate of 3.00% per annum above the Note Rate, at the Bank's option, upon the occurrence of any default under this Note, whether or not the Bank elects to accelerate the maturity of this Note, from the date such increased rate is imposed by the Bank. In this Note, "CD Rate" means a rate per annum equal to the rate of interest being paid by the Bank on Borrower's certificate of deposit #084-006-1131633 issued by Bank in an amount equal to the face amount of this Note, including all renewals, replacements, and substitutions for such certificate of deposit.

In no event shall the interest rate exceed the maximum rate allowed by law. Any interest payment that would for any reason be unlawful under applicable law shall be applied to principal.

Interest will be computed on unpaid principal balance from the date of each borrowing.

Until maturity, the Borrower will pay consecutive quarterly installments of interest only commencing December 1, 2001.

The Borrower will pay, without setoff, deduction, or counterclaim, the Bank at the Bank's address above or at such other place as the Bank may designate in writing. If any payment of principal or interest on this Note shall become due on a day that is not a Business Day, the payment will be made on the next succeeding Business Day. The term "Business Day" in this Note means a day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed. Payments shall be allocated among principal, interest and fees at the discretion of the Bank unless otherwise agreed or required by applicable law. Acceptance by the Bank of any payment that is less than the payment due at that time shall not constitute a waiver of the Bank's right to receive payment in full at that time or any other time.

LATE FEE. If any payment is not received by the Bank within ten (10) days after its due date, the Bank may assess and the Borrower agrees to pay a late fee equal to the greater of: (a) five percent (5.00%) of the past due amount or (b) Twenty Five and 00/100 Dollars ($25.00), up to the maximum amount of One Thousand Five Hundred and 00/100 Dollars ($1,500.00) per late charge.

BUSINESS LOAN. The Borrower acknowledges and agrees that this Note evidences a loan for a business, commercial, agricultural or similar commercial enterprise purpose, and that all advances made under this Note shall not be used for any personal, family or household purpose.

CREDIT FACILITY. The Bank has approved a credit facility to the Borrower in a principal amount not to exceed $5,000,000.00 as more particularly set forth in the Related Documents. The credit facility is in the form of advances made from time to time by the Bank to the Borrower. This Note evidences the Borrower's obligation to repay some of those advances. The aggregate principal amount of debt evidenced by this Note is the amount reflected from time to time in the records of the Bank. Until the earliest of maturity, the occurrence of any default, or the occurrence of any event that would constitute the occurrence of any default but for the lapse of time until the end of any grace or cure period, the Borrower may borrow, pay down and reborrow under this Note.

LIABILITIES. The term "Liabilities" in this Note means all obligations, indebtedness and liabilities of the Borrower to any one or more of the Bank, BANK ONE CORPORATION, and any of their subsidiaries, affiliates or successors, now existing or later arising, including, without limitation, all loans, advances, interest, costs, overdraft indebtedness, credit card indebtedness, lease obligations, or obligations relating to any Rate Management Transaction, all monetary obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, and all renewals, extensions, modifications, consolidations or substitutions of any of the foregoing, whether the Borrower may be liable jointly with others or individually liable as a debtor, maker, co-maker, drawer, endorser, guarantor, surety or otherwise, and whether voluntarily or involuntarily incurred, due or not due, absolute or contingent, direct or indirect, liquidated or unliquidated. The term "Rate Management Transaction" in this Note means any transaction (including an agreement with respect thereto) now existing or hereafter entered into among the Borrower, the Bank or BANK ONE CORPORATION, or any of its subsidiaries or affiliates or their successors, which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one currencies or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

RELATED DOCUMENTS. The term "Related Documents" in this Note means all loan agreements, credit agreements, reimbursement agreements, security agreements, mortgages, deeds of trust, pledge agreements, assignments, guaranties, or any other instrument or document executed in connection with this Note or in connection with any of the Liabilities.

SECURITY. The term "Collateral" in this Note means all real or personal property described in all security agreements, pledge agreements, mortgages, deeds of trust, assignments, or other instruments now or hereafter executed in connection with this Note or in connection with any of the Liabilities. If applicable, the Collateral secures the payment of this Note and the Liabilities.

BANK'S RIGHT OF SETOFF. In addition to the Collateral, if any, the Borrower grants to the Bank a security interest in, and the Bank is authorized to setoff and apply, all Accounts, Securities and Other Property, and Bank Debt against any and all Liabilities of the Borrower. This right of setoff may be exercised at any time and from time to time, and without prior notice to the Borrower. This security interest and right of setoff may be enforced or exercised by the Bank regardless of whether or not the Bank has made any demand under this paragraph or whether the Liabilities are contingent, matured, or unmatured. Any delay, neglect or conduct by the Bank in exercising its rights under this paragraph will not be a waiver of the right to exercise this right of setoff or enforce this security interest. The rights of the Bank under this paragraph are in addition to other rights the Bank may have in the Related Documents or by law. In this paragraph: (a) the term "Accounts" means any and all accounts and deposits of the Borrower (whether general, special, time, demand, provisional or final) at any time held by the Bank (including all Accounts held jointly with another, but excluding any IRA or Keogh Account, or any trust Account in which a security interest would be prohibited by law); (b) the term "Securities and Other Property" means any and all securities and other property of the Borrower in the custody, possession or control of the Bank (other than property held by the Bank in a fiduciary capacity); and (c) the term "Bank Debt" means all indebtedness at any time owing by the Bank, to or for the credit or account of the Borrower.

REPRESENTATIONS BY BORROWER. Each Borrower represents that: (a) the execution and delivery of this Note and the performance of the obligations it imposes do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or other third party; (b) this Note is a valid and binding agreement, enforceable according to its terms; and (c) all balance sheets, profit and loss statements, and other financial statements furnished to the Bank in connection with the Liabilities are, to the best of our knowledge, accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates. Each Borrower, other than a natural person, further represents that: (a) it is duly organized, existing and in good standing pursuant to the laws under which it is organized; and (b) the execution and delivery of this Note and the performance of the obligations it imposes (i) are within its powers and have been duly authorized by all necessary action of its governing body, and (ii) do not contravene the terms of its articles of incorporation or organization, its by-laws, or any partnership, operating or other agreement governing its affairs.

EVENTS OF DEFAULT/ACCELERATION. If any of the following events occurs this Note shall become due immediately, without notice, at the Bank's option, and the Borrower hereby waives notice of intent to accelerate maturity of this Note and notice of acceleration of this Note upon any of the following events:

1. The Borrower, or any guarantor of this Note (the "Guarantor"), fails to pay when due any amount payable under this Note, under any of the Liabilities, or under any agreement or instrument evidencing debt to any creditor.

2. The Borrower or any Guarantor (a) fails to observe or perform any other term of this Note; (b) makes any materially incorrect or misleading representation, warranty, or certificate to the Bank; (c) makes any materially incorrect or misleading representation in any financial statement or other information delivered to the Bank; or (d) defaults under the terms of any agreement or instrument relating to any debt for borrowed money (other than the debt evidenced by this Note) and the effect of such default will allow the creditor to declare the debt due before its maturity.

3. In the event (a) there is a default under the terms of any Related Document, (b) any guaranty of the loan evidenced by this Note is terminated or becomes unenforceable in whole or in part, (c) any Guarantor fails to promptly perform under its guaranty, or (d) the Borrower fails to comply with, or pay, or perform under any agreement, now or hereafter in effect, between the Borrower and BANK ONE CORPORATION, or any of its subsidiaries or affiliates or their successors.

4. There is any loss, theft, damage, or destruction of any Collateral not covered by insurance.

5. A "reportable event" (as defined in the Employee Retirement Income Security Act of 1974 as amended) occurs that would permit the Pension Benefit Guaranty Corporation to terminate any employee benefit plan of the Borrower or any affiliate of the Borrower.

6. The Borrower or any Guarantor becomes insolvent or unable to pay its debts as they become due.

7. The Borrower or any Guarantor (a) makes an assignment for the benefit of creditors; (b) consents to the appointment of a custodian, receiver, or trustee for itself or for a substantial part of its assets; or (c) commences any proceeding under any bankruptcy, reorganization, liquidation, insolvency or similar laws of any jurisdiction.

8. A custodian, receiver, or trustee is appointed for the Borrower or any Guarantor or for a substantial part of its assets without its consent.

9. Proceedings are commenced against the Borrower or any Guarantor under any bankruptcy, reorganization, liquidation, or similar laws of any jurisdiction, and they remain undismissed for thirty (30) days after commencement; or the Borrower or the Guarantor consents to the commencement of those proceedings.

10. Any judgment is entered against the Borrower or any Guarantor, or any attachment, levy, or garnishment is issued against any property of the Borrower or any Guarantor.

11.  The Borrower or any Guarantor dies.

12. The Borrower or any Guarantor, without the Bank's written consent (a) is dissolved, (b) merges or consolidates with any third party, (c) leases, sells or otherwise conveys a material part of its assets or business outside the ordinary course of its business, (d) leases, purchases, or otherwise acquires a material part of the assets of any other business entity, except in the ordinary course of its business, or (e) agrees to do any of the foregoing (notwithstanding the foregoing, any subsidiary may merge or consolidate with any other subsidiary, or with the Borrower, so long as the Borrower is the survivor).

13. There is a substantial change in the existing or prospective financial condition of the Borrower or any Guarantor that the Bank in good faith determines to be materially adverse.

14.  The Bank in good faith deems itself insecure.

REMEDIES. If this Note is not paid at maturity, whether by acceleration or otherwise, the Bank shall have all of the rights and remedies provided by any law or agreement. The Bank is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person or business entity, with or without designating the capacity of that nominee. Without limiting any other available remedy, the Borrower is liable for any deficiency remaining after disposition of any Collateral. The Borrower is liable to the Bank for all reasonable costs and expenses of every kind incurred in the making or collection of this Note, including without limitation reasonable attorneys' fees and court costs. These costs and expenses include without limitation any costs or expenses incurred by the Bank in any bankruptcy, reorganization, insolvency or other similar proceeding.

WAIVERS. Any party liable on this Note waives (a) to the extent permitted by law, all rights and benefits under any laws or statutes regarding sureties, as may be amended; (b) any right to receive notice of the following matters before the Bank enforces any of its rights: (i) the Bank's acceptance of this Note,
(ii) any credit that the Bank extends to the Borrower, (iii) the Borrower's default, (iv) any demand, diligence, presentment, dishonor and protest, or (v) any action that the Bank takes regarding the Borrower, anyone else, any Collateral, or any of the Liabilities, that it might be entitled to by law or under any other agreement; (c) any right to require the Bank to proceed against the Borrower, any other obligor or guarantor of the Liabilities, or any Collateral, or pursue any remedy in the Bank's power to pursue; (d) any defense based on any claim that any endorser or other parties' obligations exceed or are more burdensome than those of the Borrower; (e) the benefit of any statute of limitations affecting liability of any endorser or other party liable hereunder or the enforcement hereof; (f) any defense arising by reason of any disability or other defense of the Borrower or by reason of the cessation from any cause whatsoever (other than payment in full) of the obligation of the Borrower for the Liabilities; and (g) any defense based on or arising out of any defense that the Borrower may have to the payment or performance of the Liabilities or any portion thereof. Any party liable on this Note consents to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or any part of the Collateral, to the addition of any other party, and to the release or discharge of, or suspension of any rights and remedies against, any person who may be liable for the payment of this Note. The Bank may waive or delay enforcing any of its rights without losing them. Any waiver affects only the specific terms and time period stated in the waiver. No modification or waiver of any provision of this
Note is effective unless it is in writing and signed by the party against whom it is being enforced.

SUBORDINATION. Any rights of any party liable on this Note, whether now existing or hereafter arising, to receive payment on account of any indebtedness (including interest) owed to any party liable on this Note by the Borrower, or to withdraw capital invested by it in the Borrower, or to receive distributions from the Borrower, shall at all times be subordinate to the full and prior repayment to the Bank of the Liabilities. No party liable on this Note shall be entitled to enforce or receive payment of any sums hereby subordinated until the Liabilities have been paid in full and any such sums received in violation of this paragraph shall be received by such party in trust for the Bank. Any party liable on this Note agrees to stand still with regard to the Bank's enforcement of its rights, including taking no action to delay, impede or otherwise interfere with the Bank's rights to realize on the Collateral. The foregoing notwithstanding, until the occurrence of any default, any party liable on this
Note is not prohibited from receiving distributions from the Borrower in an amount equal to any income tax liability imposed on such party liable on this Note attributable to an ownership interest in the Borrower, if any.

RIGHTS OF SUBROGATION. Any party liable on this Note waives and agrees not to enforce any rights of subrogation, contribution or indemnification that it may have against the Borrower, any person liable on the Liabilities, or the Collateral, until the Borrower and such party liable on this Note have fully performed all their obligations to the Bank, even if those obligations are not covered by this Note.

REINSTATEMENT. All parties liable on this Note agree that to the extent any payment is received by the Bank in connection with the Liabilities, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the Bank or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then this Note shall continue to be effective or shall be reinstated, as the case may be, and whether or not the Bank is in possession of this Note, and, to the extent of such payment or repayment by the Bank, the Liabilities or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

GOVERNING LAW AND VENUE. This Note is delivered in the State of Texas and governed by Texas law (without giving effect to its laws of conflicts). The Borrower agrees that any legal action or proceeding with respect to any of its obligations under this Note may be brought by the Bank in any state or federal court located in the State of Texas, as the Bank in its sole discretion may elect. By the execution and delivery of this Note, the Borrower submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Borrower waives any claim that the State of Texas is not a convenient forum or the proper venue for any such suit, action or proceeding.

RENEWAL AND EXTENSION. This Note is given in replacement, renewal and/or extension of, but not extinguishing the indebtedness evidenced by, that Promissory Note dated August 31, 2000 executed by the Borrower in the original principal amount of Five Million and 00/100 Dollars ($5,000,000.00), including previous renewals or modifications thereof, if any (the "Prior Note"), and is not a novation thereof All interest evidenced by the Prior Note shall continue to be due and payable until paid. If applicable, all Collateral continues to secure the payment of this Note and the Liabilities. The provisions of this Note are effective on October 8, 2001.

USURY. The Bank does not intend to charge, collect or receive any interest that would exceed the maximum rate allowed by law. If the effect of any applicable law is to render usurious any amount called for under this Note or the other Related Documents, or if any amount is charged or received with respect to this Note, or if any prepayment by the Borrower results in the Borrower having paid any interest in excess of that permitted by law, then all excess amounts collected by the Bank shall be credited on the principal balance of this Note (or, if this Note and all other indebtedness arising under or pursuant to the other Related Documents have been paid in full, refunded to the Borrower), and the provisions of this Note and the other Related Documents immediately shall be deemed reformed and the amounts thereafter collectable reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law. All sums paid, or agreed to be paid, by the Borrower for the use, forbearance, or detention of money under this Note or the other Related Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. To the extent federal law permits the Bank to contract for, charge or receive a greater amount of interest, the Bank will rely on federal law instead of the Texas Finance Code. In no event shall Chapter 346 of the Texas Finance Code apply to this Note. To the extent that Chapter 303 of the Texas Finance Code is applicable to this Note, the "weekly ceiling" specified in Chapter 303 is the applicable ceiling.

MISCELLANEOUS. The Borrower, if more than one, is jointly and severally liable for the obligations represented by this Note, the term "Borrower" means any one or more of them, and the receipt of value by any one of them constitutes the receipt of value by the others. This Note binds the Borrower and its successors, and benefits the Bank, its successors and assigns. Any reference to the Bank includes any holder of this Note. Section headings are for convenience of reference only and do not affect the interpretation of this Note. Any notices and demands under or related to this document shall be in writing and delivered to the intended party at its address stated herein, and if to the Bank, at its main office if no other address of the Bank is specified herein, by one of the following means: (a) by hand, (b) by a nationally recognized overnight courier service, or (c) by certified mail, postage prepaid, with return receipt requested. Notice shall be deemed given: (a) upon receipt if delivered by hand,
(b) on the Delivery Day after the day of deposit with a nationally recognized courier service, or (c) on the third Delivery Day after the notice is deposited in the mail. "Delivery Day" means a day other than a Saturday, a Sunday, or any other day on which national banking associations are authorized to be closed. Any party may change its address for purposes of the receipt of notices and demands by giving notice of such change in the manner provided in this provision. This Note and any Related Documents embody the entire agreement between the Borrower and the Bank regarding the terms of the loan evidenced by this Note and supercede all oral statements and prior writings relating to that loan. If any provision of this Note cannot be enforced, the remaining portions of this Note shall continue in effect. The Borrower agrees that the Bank may provide any information or knowledge the Bank may have about the Borrower or about any matter relating to this Note or the Related Documents to BANK ONE CORPORATION, or any of its subsidiaries or affiliates or their successors, or to any one or more purchasers or potential purchasers of this Note or the Related Documents. The Borrower agrees that the Bank may at any time sell, assign or transfer one or more interests or participations in all or any part of its rights and obligations in this Note to one or more purchasers whether or not related to the Bank.

WAIVER OF SPECIAL DAMAGES. THE BORROWER WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE UNDERSIGNED MAY HAVE TO CLAIM OR RECOVER FROM THE BANK IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

JURY WAIVER. THE BORROWER AND THE BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN THE BORROWER AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE OTHER RELATED DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING EVIDENCED BY THIS NOTE.


                                                 BORROWER:

Address:  13800 Senlac                           Interphase Corporation
          Dallas, TX 75234

                                                 By: /s/ STEVE KOVAC
                                                     ---------------------------
                                                     Steve Kovac             CFO
                                                     ---------------------------
                                                     Printed Name          Title

[BANK ONE LOGO]
                                                  ASSIGNMENT OF DEPOSIT ACCOUNT


Interphase Corporation, whose address is 13800 Senlac, Dallas, Texas 75234 (the "Assignor"), pledges, assigns, transfers and grants a security interest to Bank One, NA, with its main office in Chicago, IL, whose address is 1717 Main Street, Dallas, TX 75201 (the "Bank"), and its successors and assigns, in account number(s) ____________________ (the "Account") and any interest, additions and proceeds due or to become due on the Account and any substitutions, which Account is held at Bank One, NA, with its main office in Chicago, IL.

This Assignment secures the Liabilities. The term "Borrower" in this Assignment means Interphase Corporation.

The Assignor unconditionally guarantees payment of the Liabilities, provided that unless otherwise agreed in any other present or future contract between the Assignor and the Bank, the Bank agrees that its sole recourse under this Assignment shall be to exercise its rights against the Account as provided in this Assignment.

LIABILITIES. The term "Liabilities" in this Assignment means all obligations, indebtedness and liabilities of the Borrower to any one or more of the Bank, BANK ONE CORPORATION, and any of their subsidiaries, affiliates or successors, now existing or later arising, including, without limitation, all loans, advances, interest, costs, overdraft indebtedness, credit card indebtedness, lease obligations, or obligations relating to any Rate Management Transaction, all monetary obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, and all renewals, extensions, modifications, consolidations or substitutions of any of the foregoing, whether the Borrower may be liable jointly with others or individually liable as a debtor, maker, co-maker, drawer, endorser, guarantor, surety or otherwise, and whether voluntarily or involuntarily incurred, due or not due, absolute or contingent, direct or indirect, liquidated or unliquidated. The term "Rate Management Transaction" in this Assignment means any transaction (including an agreement with respect thereto) now existing or hereafter entered into among the Borrower, the Bank or BANK ONE CORPORATION, or any of its subsidiaries or affiliates or their successors, which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

WARRANTIES. The Assignor represents and warrants that it will not withdraw any moneys from the Account and that it has not previously assigned the Account or any part of it. The passbook, certificate or other evidence of the Account has been delivered to the Bank.

DEFAULT/REMEDIES. If any of the Liabilities are not paid at maturity, whether by acceleration or otherwise, or if a default by anyone occurs, under the terms of any agreement related to any of the Liabilities, then the Bank shall have the right immediately, without notice, at the Bank's option, to withdraw all or any portion of the Account and apply those moneys to the Liabilities whether or not the Liabilities have been declared to be due and owing; provided that, to the extent any Liabilities consist of extensions of credit to the Borrower by the issuance of letters of credit or other like obligations of the Bank to third parties which have not then been utilized, such proceeds shall be held by the Bank in a cash collateral account as security for the Liabilities.

PLEDGE. If the Assignor is not liable for all or any part of the Liabilities, then the Assignor agrees that:

1. If any moneys become available from any source other than the Account that the Bank can apply to the Liabilities, the Bank may apply them in any manner it chooses, including but not limited to applying them against obligations, indebtedness or liabilities which are not secured by this Assignment.

2. The Bank may take any action against the Borrower, the Account or any other collateral for the Liabilities, or any other person liable for any of the Liabilities.

3. The Bank may release the Borrower or anyone else from the Liabilities, either in whole or in part, or release the Account in whole or in part or any other collateral for the Liabilities, and need not perfect a security interest in the Account or any other collateral for the Liabilities.

4. The Bank does not have to exercise any rights that it has against the Borrower or anyone else, or make any effort to realize on the Account or any other collateral for the Liabilities, or exercise any right of setoff.

5. Without notice or demand and without affecting the Assignor's obligations hereunder, from time to time, the Bank is authorized to: (a) renew, modify, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Liabilities or any part thereof, including increasing or decreasing the rate of interest thereon; (b) release, substitute or add any one or more sureties, endorsers, or guarantors; (c) take and hold other collateral for the payment of the Liabilities, and enforce, exchange, substitute, subordinate, waive or release any such collateral; (d) proceed against the Account or any other collateral for the Liabilities and direct the order or manner of sale as the Bank in its discretion may determine; and (e) apply any and all payments received by the Bank in connection with the Liabilities, or recoveries from the Account or any other collateral for the Liabilities, in such order or manner as the Bank in its discretion may determine.

6. The Assignor's obligations hereunder shall not be released, diminished or affected by (a) any act or omission of the Bank, (b) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Borrower, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings affecting the Borrower or any of its assets, (c) any change in the composition or structure of the Borrower, including a merger or consolidation with any other person or entity, or (d) any payments made upon the Liabilities.

7. The Assignor expressly consents to any impairment of any other collateral for the Liabilities, including, but not limited to, failure to perfect a security interest and release of any other collateral for the Liabilities and any such impairment or release shall not affect the Assignor's obligations hereunder.

8. The Assignor waives and agrees not to enforce any rights of subrogation, contribution or indemnification that it may have against the Borrower, any person liable on the Liabilities, or the Account, until the Borrower and the Assignor have fully performed all their obligations to the Bank, even if those obligations are not covered by this Assignment.

9. The Assignor waives (a) to the extent permitted by law, all rights and benefits under any laws or statutes regarding sureties, as may be amended,
     (b) any right the Assignor may have to receive notice of the following matters before the Bank enforces any of its rights: (i) the Bank's acceptance of this Assignment, (ii) any credit that the Bank extends to the Borrower, (iii) the Borrower's default, (iv) any demand, diligence, presentment, dishonor and protest, or (v) any action that the Bank takes regarding the Borrower, anyone else, any other collateral for the Liabilities, or any of the Liabilities, which it might be entitled to by law or under any other agreement, (c) any right it may have to require the Bank to proceed against the Borrower, any other obligor or guarantor of the Liabilities, the Account or any other collateral for the Liabilities, or pursue any remedy in the Bank's power to pursue, (d) any defense based on any claim that the Assignor's obligations exceed or are more burdensome than those of the Borrower, (e) the benefit of any statute of limitations affecting the Assignor's obligations hereunder or the enforcement hereof,
     (f) any defense arising by reason of any disability or other defense of the Borrower or by reason of the cessation from any cause whatsoever (other than payment in full) of the obligation of the Borrower for the Liabilities, and (g) any defense based on or arising out of any defense that the Borrower may have to the payment or performance of the Liabilities or any portion thereof The Bank may waive or delay enforcing any of its rights without losing them. Any waiver affects only the specific terms and time period stated in the waiver.

10. The Assignor agrees that to the extent any payment is received by the Bank in connection with the Liabilities, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the Bank or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then this Assignment shall continue to be effective or shall be reinstated, as the case may be, and whether or not the Bank is in possession of this Assignment, and, to the extent of such payment or repayment by the Bank, the Liabilities or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made. If this Assignment must be reinstated, the Assignor agrees to execute and deliver to the Bank any new assignments and agreements, if necessary or if requested by the Bank, in form and substance acceptable to the Bank, covering the Account.

11. Any rights of the Assignor, whether now existing or hereafter arising, to receive payment on account of any indebtedness (including interest) owed to the Assignor by the Borrower, or to withdraw capital invested by the Assignor in the Borrower, or to receive distributions from the Borrower, shall at all times be subordinate to the full and prior repayment to the Bank of the Liabilities. The Assignor shall not be entitled to enforce or receive payment of any sums hereby subordinated until the Liabilities have been paid in full and any such sums received in violation of this Assignment shall be received by the Assignor in trust for the Bank. The Assignor agrees to fully cooperate with the Bank and not to delay, impede or otherwise interfere with the efforts of the Bank to secure payment from the assets which secure the Liabilities including actions, proceedings, motions, orders, agreements or other matters relating to relief from automatic stay, abandonment of property, use of cash collateral and sale of the Bank's collateral free and clear of all liens. The foregoing notwithstanding, until the occurrence of any default, the Assignor is not prohibited from receiving distributions from the Borrower in an amount equal to any income tax liability imposed on the Assignor attributable to the Assignor's ownership interest in the Borrower, if any.

MISCELLANEOUS. The Assignor consents to any extension, postponement or renewal of any Liabilities, the release or discharge of all or any part of the security for the Liabilities, and the release or discharge or suspension of any rights and remedies against any person who may be liable for any of the Liabilities. The Bank does not have to look to any other right, any other collateral, or any other person for payment before it exercises its rights under this Assignment. The Assignor's obligations to the Bank under this Assignment are not subject to any condition, precedent or subsequent. If this Assignment is signed by more than one person, all shall be jointly and severally bound. This Assignment is binding on the Assignor and its heirs, successors and assigns, and is for the benefit of the Bank and its successors and assigns. The use of section headings shall not limit the provisions of this Assignment. A carbon, photographic or other reproduction of this Assignment is sufficient as, and can be filed as, a financing statement. The Bank is irrevocably appointed the Assignor's attorney-in-fact to execute any financing statement on the Assignor's behalf covering the Account. Additionally, if permitted by applicable law, the Assignor authorizes the Bank to file one or more financing statements related to the security interests created by this Assignment and further authorizes the Bank, instead of the Assignor, to sign such financing statements.

GOVERNING LAW AND VENUE. This Assignment is delivered in the State of Texas and governed by Texas law (without giving effect to its laws of conflicts), except to the extent that the laws regarding the perfection and priority of property of the state in which any property securing the Liabilities is located are applicable. The Assignor agrees that any legal action or proceeding with respect to any of its obligations under this Assignment may be brought by the Bank in any state or federal court located in the State of Texas, as the Bank in its sole discretion may elect. By the execution and delivery of this Assignment, the Assignor submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Assignor waives any claim that the State of Texas is not a convenient forum or the proper venue for any such suit, action or proceeding.

WAIVER OF SPECIAL DAMAGES. THE ASSIGNOR WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE UNDERSIGNED MAY HAVE TO CLAIM OR RECOVER FROM THE BANK IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

JURY WAIVER. THE ASSIGNOR AND THE BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN THE ASSIGNOR AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN.


Dated:                          ,20             ASSIGNOR:
      --------------------------   --

Address: 13800 Senlac
         ----------------------------
         Dallas, TX 75234                       Interphase Corporation
         ----------------------------

                                                By: /s/ STEVE KOVAC
                                                    ----------------------------
                                                    Steve Kovac            CFO
                                                    ----------------------------
                                                    Printed Name           Title

[BANK ONE LOGO]

                                                       NOTICE OF FINAL AGREEMENT

To: Interphase Corporation (collectively, whether one or more, the "BORROWER")

As of the effective date of this Notice, the Borrower and Bank One, NA, with its main office in Chicago, IL, (the "BANK") have consummated a transaction pursuant to which the Bank has agreed to make a loan or loans to the Borrower, to renew and extend an existing loan or loans to the Borrower and/or to otherwise extend credit or make financial accommodations to or for the benefit of the Borrower, in an aggregate amount up to $3,500,000.00 (collectively, whether one or more, the "LOAN").

In connection with the Loan, the Borrower and the Bank and the undersigned guarantors and other obligors, if any (collectively, whether one or more, the "OTHER OBLIGORS") have executed and delivered and may hereafter execute and deliver certain agreements, instruments and documents (collectively hereinafter referred to as the "WRITTEN LOAN AGREEMENT").

It is the intention of the Borrower, the Bank and the Other Obligors that this Notice be incorporated by reference into each of the written agreements, instruments and documents comprising the Written Loan Agreement. The Borrower, the Bank and the Other Obligors each warrants and represents that the entire agreement made and existing by or among the Borrower, the Bank and the Other Obligors with respect to the Loan is and shall be contained within the Written Loan Agreement, as amended and supplemented hereby, and that no agreements or promises exist or shall exist by or among the Borrower, the Bank and the Other Obligors that are not reflected in the Written Loan Agreement.

THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


Dated:                     ,20
      ---------------------   --

                                       Bank One, NA

                                       By: /s/ BURTON FRENCH
                                           -------------------------------------
                                           Burton French        First Vice Pres.
                                           -------------------------------------
                                           Printed Name                    Title
ACKNOWLEDGED AND AGREED:

BORROWER:

Interphase Corporation

By: /s/ STEVE KOVAC
    ----------------------------
    Steve Kovac             CFO
    ----------------------------
    Printed Name           Title